Exhibit A

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Issuer during the past 60 days:

		Transaction Type
Account	Date of Transaction	(Purchase or Sale)	Shares	Price
WORLD	7/18/2016	Sale	31,847	$22.04
WORLD	7/18/2016	Sale	101,492	$22.06
SICAV	7/18/2016	Sale	11,043	$22.06
Managed Accounts	7/18/2016	Sale	24,578	$22.06
Managed Account	7/18/2016	Purchase	31,847	$22.04
WORLD	7/19/2016	Sale	49,586	$21.98
SICAV	7/19/2016	Sale	5,396	$21.98
Managed Accounts	7/19/2016	Sale	12,008	$21.98
WORLD	7/20/2016	Sale	66,626	$22.04
SICAV	7/20/2016	Sale	7,250	$22.04
Managed Accounts	7/20/2016	Sale	16,134	$22.04
WORLD	8/5/2016	Sale	76,216	$22.83
Managed Accounts	8/16/2016	Sale	55,022	$22.12
IVAGMF	8/22/2016	Sale	7,870	$24.80
IVAGMF	8/22/2016	Sale	3,362	$24.64
WORLD	8/22/2016	Sale	97,125	$24.80
WORLD	8/22/2016	Sale	48,752	$24.64
SICAV	8/22/2016	Sale	5,784	$24.64
Managed Account	8/22/2016	Sale	15,511	$24.80
Managed Accounts	8/22/2016	Sale	20,858	$24.64
IVAGMF	8/23/2016	Sale	6,988	$24.55
WORLD	8/23/2016	Sale	101,351	$24.55
SICAV	8/23/2016	Sale	12,025	$24.55
Managed Accounts	8/23/2016	Sale	43,360	$24.55
IVAGMF	8/24/2016	Sale	9,972	$23.98
WORLD	8/24/2016	Sale	146,204	$23.98
SICAV	8/24/2016	Sale	15,459	$23.98
Managed Accounts	8/24/2016	Sale	65,985	$23.98
IVAGMF	8/25/2016	Sale	7,974	$23.82
WORLD	8/25/2016	Sale	116,904	$23.82
SICAV	8/25/2016	Sale	12,361	$23.82
Managed Accounts	8/25/2016	Sale	52,761	$23.82